Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the incorporation by reference in this Registration Statement on Form S-1 dated August 5, 2026 of our report dated August 5, 2026, relating to the consolidated financial statements of Telvantis Voice Services, Inc., as of and for the years ended December 31, 2024 and 2023, appearing in the Form S-1 of Spectral Capital Corporation filed with the Securities and Exchange Commission on August 5, 2026.

/s/ HTL International, LLC

Houston, Texas

August 5, 2026